KBA GROUP | LLP Certified Public Accountants

July 22, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sir or Madam,

We have read the statements made by X-Change Corporation under Item 4.01 of its current report on Form 8-K dated June 26, 2009. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

KBA Group LLP

KBA GROUP LLP

14241 Dallas Parkway, Suite 200
Dallas, Texas 75254
Phone 972.702.8262
Fax 972.702.0673
► www.kbagroupllp.com